Exhibit 99.1

On August 12, 2004, the Company issued the following press release:


                              For Immediate Release
                              ---------------------

Company Contacts:                                   ARC Wireless Solutions, Inc.
Randall Marx, Chief Executive Officer               Phone: 303-421-4063
randall.marx@arcwireless.net                        Fax: 303-424-5085
----------------------------
Richard Anderson, Investor Relations
richard.anderson@arcwireless.net
web page: www.arcwireless.net
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             ARC WIRELESS SOLUTIONS REPORTS SECOND QUARTER EARNINGS

                  RECORD REVENUE AND 197% INCREASE IN EARNINGS

     Wheat Ridge, Colorado August 12, 2004 - ARC Wireless Solutions, Inc. (OTC BB:ARCS) today reported financial results for the second quarter of 2004. Net income for the second quarter 2004 was $324,000 compared to $109,000 for the same period last year. For the six months ended June 30, 2004, net income was $405,000 as compared with a loss of $280,000 for the same period last year.

     Second quarter results reflected revenues of $9,952,000, an increase of 45% from $6,877,000 from the same period last year. For the six months, revenues were $17,186,000, an increase of 32% from $12,992,000 for the same period last year. The increase in revenues came from all three of our operating divisions: the Wireless Communications Solutions Division, Winncom Technologies and Starworks Wireless, with the largest increase attributable to the Winncom Technologies subsidiary.

     "This was a very successful quarter with record revenue," stated Randall P. Marx, chief executive officer of ARC Wireless Solutions. "We are very excited not only with Winncom's growth in sales but with its new product lines which provide the opportunity to reach many new customers. For the Wireless Communications Solutions Division, we also recently announced both the Freedom Antenna(R) patent approval and that RadioShack Corporation has now expanded distribution of our Freedom Antenna(R) product to all of its nearly 7,000 stores across the United States. We also continue to be pleased with the growth of sales of cable and related products through our Starworks Wireless subsidiary."

About ARC Wireless Solutions, Inc.

     ARC Wireless Solutions, Inc. is involved in selective design, manufacturing and marketing, as well as distributing and servicing, of a broad range of wireless components and network products and accessories. The Company develops, manufactures and markets proprietary products, including base station antennas (for cellphone towers) and other antennas, through its Wireless Communications

Solutions Division; it is a value added distributor of Wi-Fi and other wireless networking products through its Winncom Technologies Corp. subsidiary; and it designs, manufactures and distributes cable assemblies for cable, satellite and other markets through its Starworks Wireless Inc. subsidiary. The Company's products and systems are marketed through the Company's internal sales force, OEMs, numerous reseller distribution channels, retail, and the Internet. ARC Wireless Solutions, Inc., together with its Wireless Communications Solutions Division and its Starworks Wireless subsidiary, is headquartered in Wheat Ridge, Colorado. The Company's Winncom Technologies Corp. subsidiary is located in Solon, Ohio. For more information about the Company and its products, please visit our web sites at www.arcwireless.net, www.antennas.com, www.winncom.com
                      -------------------------------------------------------
and www.starworkswireless.com.
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     This is not a solicitation to buy or sell securities and does not purport to be an analysis of the Company's financial position. This Release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in the forward-looking statements and assumptions upon which forward-looking statements are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. See the Company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K for additional statements concerning important factors, such as demand for products, manufacturing costs, and competition, that could cause actual results to differ materially from the Company's expectations.